UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 5, 2025
AMNEAL PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38485	93-4225266
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
400 Crossing Blvd
Bridgewater, NJ 08807
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (908) 947-3120
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	AMRX	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K filed by Amneal Pharmaceuticals, Inc. (the “Company,” “we,” “us” or “our”) with the U.S. Securities and Exchange Commission on May 8, 2025 (the “Original Form 8-K”). The Original Form 8-K reported the final voting results of our 2025 Annual Meeting of Stockholders held on May 6, 2025 (the “Annual Meeting”). The purpose of this Amendment is to disclose, in accordance with Item 5.07(d) of Form 8-K, the decision of our Board of Directors (the “Board”) regarding whether non-binding stockholder advisory votes on the compensation of our named executive officers (the “Say-on-Pay Vote”) should be held every one, two, or three years (the “Say-on-Frequency Proposal”). This Amendment also corrects the date on the cover page of the Original Form 8-K to May 6, 2025, the date of the earliest event reported (the Annual Meeting). No other changes have been made to the Original Form 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.

As previously reported in the Original Form 8-K, in an advisory vote held at the Annual Meeting on the Say-on-Frequency Proposal, our stockholders expressed their preference for a Say-on-Pay Vote to be conducted every year. Consistent with the recommendation of our Board as set forth in our proxy statement for the Annual Meeting, on August 5, 2025, the Company announced that it will hold future Say-on-Pay Votes on an annual basis until the next Say-on-Frequency Proposal vote (which will be held no later than the 2031 annual meeting of stockholders) or until the Board otherwise determines a different frequency of Say-on-Pay Votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMNEAL PHARMACEUTICALS, INC.

By:	/s/ Jason B. Daly
Jason B. Daly Executive Vice President, Chief Legal Officer and Corporate Secretary

Dated: August 5, 2025